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                                                                    Exhibit 99.1

[GRAPHIC OMITTED] ICU MEDICAL, INC.


                ICU MEDICAL TO MOVE PRODUCTION TO SALT LAKE CITY

MAY 31, 2005, SAN CLEMENTE, CALIFORNIA -- ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced that it has decided to maintain certain molding and automated assembly production operations at its newly acquired Salt Lake City, Utah, plant and move the molding and automated assembly operations currently conducted at ICU's San Clemente, California, plants from San Clemente to the Salt Lake City plant. The decision to maintain production in Salt Lake City is a change from ICU Medical's original plans and was based on an assessment that relocation cost and operating cost comparisons favored the Salt Lake City production location. Manual assembly operations in Salt Lake City will still be moved to other ICU Medical facilities or other lower cost locations over the next several years.

ICU Medical acquired the Salt Lake City plant from Hospira, Inc. on May 1, 2005, along with related capital equipment and certain inventories, and entered into a twenty-year agreement to manufacture for Hospira substantially all the products that Hospira had produced at the plant.


CONTACT:   Francis J. O'Brien
           Chief Financial Officer
           ICU Medical, Inc.
           (949) 366-2183

           John F. Mills
           Managing Director
           Integrated Corporate Relations
           (310) 395-2215